SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securitites Exchange Act of 1934

Date of Report
(Date of earliest event reported):  August 14, 2001

SUN INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4748	59-0763055
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1415 E Sunrise Boulevard
Fort Lauderdale, Florida 33304
(Address of principal executive offices and Zip code)

(954) 713-2500
(Registrant's telephone number, including area code)

Item 5 - Other Events

On August 14, 2001, the registrant, along with its parent, Sun International Hotels Limited ("SIHL"), as co-issuers, issued $200 million in aggregate amount of 8 7/8% senior subordinated unsecured notes due 2011 (the "New Notes").

Attached herewith as exhibits are the Form of Indenture and Registration Rights Agreement with respect to the New Notes, dated August 14, 2001, between the registrant and SIHL as issuers, certain guarantors, and the Bank of New York, as trustee.

Item 7(c) - Exhibits

The following exhibits are filed as part of this report:

4(a)	Form of Indenture dated as of August 14, 2001, between SIHL and Sun International North America, Inc. ("SINA"), as issuers, various subsidiaries of SIHL, as guarantors, and The Bank of New York, as trustee, with respect to $200,000,000 principal amount of 8 7/8% Senior Subordinated Notes due 2011.

4(b)	Form of Registration Rights Agreement dated as of August 14, 2001, by and among SIHL and SINA, as issuers, various subsidiaries of SIHL, as guarantors and Deutsche Banc Alex. Brown Inc., Bear, Stearns & Co. Inc., CIBC World Markets Corp., Banc of America Securities LLC, Wells Fargo Brokerage Services, LLC, Fleet Securities, Inc., and The Royal Bank of Scotland PLC, as Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	August 23, 2001	SUN INTERNATIONAL NORTH AMERICA, INC.
		By:	/s/John R. Allison
		Name:	John R. Allison
		Title:	Executive Vice President - Finance
Chief Financial Officer